Exhibit 2.2

Following the merger of Loews Cineplex Entertainment Corporation into AMC Entertainment Inc. on January 26, 2006, we became the direct or indirect parent of all of the Loews subsidiaries.  AMC Entertainment Inc. determined that the preservation of the existence of the following subsidiaries was no longer desirable in the conduct of our business taken as a whole and, accordingly, the following subsidiary registrants and guarantors have been merged into other subsidiaries registrants and guarantors as noted below.

Entity name	State of Incorp	Surviving Subsidiary
Loews Bay Terrace Cinemas, Inc.	Delaware	Merged into Loews Cineplex Theatres, Inc.
Loews Cineplex Theatres Inc.)	Delaware	Merged into American Multi-Cinema, Inc. (AMCI)
Loews Stony Brook Cinemas, Inc.	Delaware	Merged into Loews Cineplex Theatres, Inc.
LTM New York, Inc.	Delaware	Merged into Loews Cineplex Theatres, Inc.
Poli-New England Theatres, Inc.	Delaware	Merged into Loews Cineplex Theatres, Inc.
Crestwood Cinemas, Inc.	Illinois	Merged into Loews Cineplex Theatres, Inc.
Illinois Cinemas, Inc.	Illinois	Merged into Loews Cineplex Theatres, Inc.
Loews Piper's Theatres, Inc.	Illinois	Merged into Loews Cineplex Theatres, Inc.
Loews Rolling Meadows Cinemas, Inc.	Illinois	Merged into Loews Cineplex Theatres, Inc.
North Star Cinemas, Inc.	Illinois	Merged into Loews Cineplex Theatres, Inc.
Rosemont Cinemas, Inc.	Illinois	Merged into Loews Cineplex Theatres, Inc.
Skokie Cinemas, Inc.	Illinois	Merged into Loews Cineplex Theatres, Inc.
Woodfield Cinemas, Inc.	Illinois	Merged into Loews Cineplex Theatres, Inc.
Woodridge Cinemas, Inc.	Illinois	Merged into Loews Cineplex Theatres, Inc.
71st Street & 3rd Ave. Corp.	New York	Merged into Loews Cineplex Theatres, Inc.
Hawthorne Amusement Corp.	New York	Merged into Loews Cineplex Theatres, Inc.
Hinsdale Amusement Corporation	New York	Merged into Loews Cineplex Theatres, Inc.
Loews Astor Plaza, Inc.	New York	Merged into Loews Cineplex Theatres, Inc.
Loews Boulevard Cinemas, Inc.	New York	Merged into Loews Cineplex Theatres, Inc.
Loews Broadway Cinemas, Inc.	New York	Merged into Loews Cineplex Theatres, Inc.
Loews Crystal Run Cinemas, Inc.	New York	Merged into Loews Cineplex Theatres, Inc.
Loews East Village Cinemas, Inc.	New York	Merged into Loews Cineplex Theatres, Inc.
Loews Elmwood Cinemas, Inc.	New York	Merged into Loews Cineplex Theatres, Inc.
Loews Levittown Cinemas, Inc.	New York	Merged into Loews Cineplex Theatres, Inc.
Loews Lincoln Theatre Holding Corp.	New York	Merged into Loews Cineplex Theatres, Inc.
Loews Orpheum Cinemas, Inc.	New York	Merged into Loews Cineplex Theatres, Inc.
Loews Palisades Center Cinemas, Inc.	New York	Merged into Loews Cineplex Theatres, Inc.
Loews Roosevelt Field Cinemas, Inc.	New York	Merged into Loews Cineplex Theatres, Inc.
Loews Trylon Theatre, Inc.	New York	Merged into Loews Cineplex Theatres, Inc.

Putnam Theatrical Corporation	New York	Merged into Loews Cineplex Theatres, Inc.
Thirty-Fourth Street Cinemas, Inc.	New York	Merged into Loews Cineplex Theatres, Inc.
Cityplace Cinemas, Inc.	Texas	Merged into Loews Arlington West Cinemas, Inc.
Loews Bristol Cinemas, Inc.	Connecticut	Merged into U.S.A. Cinemas, Inc.
Loews Connecticut Cinemas, Inc.	Connecticut	Merged into AMCI
Downtown Boston Cinemas, LLC	Delaware	Merged into Plitt Theatres, Inc. (“Plitt”)
Gateway Cinemas, LLC	Delaware	Merged into RKO Century Warner Theatres, Inc. (“RKO”)
Lewisville Cinemas, LLC	Delaware	Merged into RKO
Loews Garden State Cinemas, LLC	Delaware	Merged into RKO
Loews North Versailles Cinemas, LLC	Delaware	Merged into Plitt
Loews Plainville Cinemas, LLC	Delaware	Merged into Plitt
Methuen Cinemas, LLC	Delaware	Merged into Plitt
Ohio Cinemas, LLC	Delaware	Merged into Plitt
Richmond Mall Cinemas, LLC	Delaware	Merged into Plitt
Springfield Cinemas, LLC	Delaware	Merged into Plitt
Waterfront Cinemas, LLC	Delaware	Merged into Plitt
Webster Chicago Cinemas, Inc.	Illinois	Merged into AMCI
Loews East Hanover Cinemas, Inc.	New Jersey	Merged into Loews Meadowland Cinemas, Inc.
Loews Freehold Mall Cinemas, Inc.	New Jersey	Merged into Loews Ridgefield Park Cinemas, Inc.
Loews Newark Cinemas, Inc.	New Jersey	Merged into AMCI
Loews Toms River Cinemas, Inc.	New Jersey	Merged into Loews Meadowlands Cinemas 8, Inc.
Loews-Hartz Music Makers Theatres, Inc.	New Jersey	Merged into AMCI
Music Makers Theatres, Inc.	New Jersey	Merged into AMCI
Red Bank Theatre Corporation	New Jersey	Merged into AMCI
Eton Amusement Corp.	New York	Merged into AMCI
Loews Cineplex Entertainment Gift Card Corporation	Virginia	Merged into AMC Card Processing Services, Inc.
Farmers Cinemas, Inc.	Delaware	Merged into AMCI
Kips Bay Cinemas, Inc.	Delaware	Merged into AMCI
Loews Akron Cinemas, Inc.	Delaware	Merged into AMCI
Loews Arlington Cinemas, Inc.	Delaware	Merged into AMCI

Loews Berea Cinemas, Inc.	Delaware	Merged into AMCI
Loews Greenwood Cinemas, Inc.	Delaware	Merged into AMCI
Loews Vestal Cinemas, Inc.	Delaware	Merged into AMCI
Loews Washington Cinemas, Inc.	Delaware	Merged into AMCI
Theater Holdings, Inc.	Delaware	Merged into AMCI
U.S.A. Cinemas, Inc.	Delaware	Merged into AMCI
Loews Merrillville Cinemas, Inc.	Illinois	Merged into AMCI
South Holland Cinemas, Inc.	Illinois	Merged into AMCI
Loews Century Mall Cinemas, Inc.	Indiana	Merged into AMCI
Loews Cherry Tree Mall Cinemas, Inc.	Indiana	Merged into AMCI
Loews Lafayette Cinemas, Inc.	Indiana	Merged into AMCI
Loews Baltimore Cinemas, Inc.	Maryland	Merged into AMCI
Loews Centerpark Cinemas, Inc.	Maryland	Merged into AMCI
Fall River Cinema, Inc.	Massachusetts	Merged into AMCI
Liberty Tree Cinema Corp.	Massachusetts	Merged into AMCI
Loews Cheri Cinemas, Inc.	Massachusetts	Merged into AMCI
Loews Fresh Pond Cinemas, Inc.	Massachusetts	Merged into AMCI
Nickelodeon Boston, Inc.	Massachusetts	Merged into AMCI
Sack Theatres, Inc.	Massachusetts	Merged into AMCI
Parkchester Amusement Corp.	New York	Merged into AMCI
Talent Booking Agency, Inc.	New York	Merged into AMCI
Mid-States Theatre, Inc.	Ohio	Merged into AMCI
Loews Richmond Mall Cinemas, Inc.	Ohio	Merged into AMCI
Loews Montgomery Cinemas, Inc.	Pennsylvania	Merged into AMCI
Stroud Mall Cinemas, Inc.	Pennsylvania	Merged into AMCI
Loews Pentagon City Cinemas, Inc.	Virginia	Merged into AMCI
Brick Plaza Cinemas, Inc.	New Jersey	Merged into Jersey Garden Cinemas, Inc.
GCT Pacific Beverage Services, Inc.	Washington	Merged into AMC-GCT, Inc.
Premium Theater of Mayfair, Inc.	Wisconsin	Merged into AMC-GCT, Inc.
AMC-GCT, Inc.	Delaware	Merged into AMCI
Loews Mountainside Cinemas, Inc.	New Jersey	Merged into Lowes Ridgefield Park Cinemas, Inc.
National Cinema Network, Inc.	Delware	Merged into AMCI
Loews Chicago Cinemas, Inc.	Illinois	Merged into AMCI
Parsippany Theatre Corp.	New Jersey	Merged into Loews Meadowland Cinemas 8, Inc.

Forty-Second Street Cinemas, Inc.	New York	Merged into AMCI
Loews California Theatres, Inc.	New York	Merged into AMCI
Loews Cineplex Theatres Holdco, Inc.	Delaware	Dissolved